TOMPKINS FINANCIAL CORPORATION S-8

EXHIBIT 23.1

KPMG LLP

515 Broadway

Albany, NY 12207-2974

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Tompkins Financial Corporation

We consent to the use of our reports with respect to the consolidated statements of financial condition of Tompkins Financial Corporation and subsidiaries as of December 31, 2017 and 2016, and the related consolidated statements of income, comprehensive income, changes in shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2017, and the effectiveness of internal control over financial reporting as of December 31, 2017, which reports appear in the December 31, 2017 annual report on Form 10-K of Tompkins Financial Corporation.

Albany, New York
February 1, 2019

KPMG LLP is a Delaware limited liability partnership and the U.S. member firm of the KPMG network of independent member firms affiliated with
KPMG International Cooperative (“KPMG International”), a Swiss entity.